Exhibit 10.3
ADVISORY AGREEMENT
          AGREEMENT dated as of the 3rd day of April 2006 among CITIGROUP MANAGED FUTURES LLC, a Delaware limited liability company (“CMF” or the “General Partner”), SALOMON SMITH BARNEY AAA ENERGY FUND L.P. II, a New York limited partnership (the “Partnership”) and AAA CAPITAL MANAGEMENT ADVISORS, LTD., a Texas limited partnership (the “Advisor”).
W I T N E S S E T H:
          WHEREAS, CMF is the general partner of SALOMON SMITH BARNEY AAA ENERGY FUND L.P. II, a limited partnership organized for the purpose of speculative trading of commodity interests, including futures contracts, options and forward contracts with the objective of achieving substantial capital appreciation initially through an investment in AAA Master Fund LLC (the “Master Fund”); and
          WHEREAS, the Limited Partnership Agreement establishing the Partnership (the “Limited Partnership Agreement”) permits CMF to delegate to one or more commodity trading advisors CMF’s authority to make trading decisions for the Partnership; and
          WHEREAS, the Advisor is registered as a commodity trading advisor with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”); and
          WHEREAS, CMF is registered as a commodity pool operator with the CFTC and is a member of the NFA; and
          WHEREAS, CMF, the Partnership and AAA Capital Management, Inc., a Texas corporation, entered into an advisory agreement dated as of May 31, 2002 (the “Initial Advisory Agreement”), pursuant to which AAA Capital Management, Inc. agreed to render and implement advisory services to the Partnership; and
          WHEREAS, the Advisor and AAA Capital Management, Inc. have the same beneficial ownership; and
          WHEREAS, AAA Capital Management, Inc. wishes to transfer all of its rights and obligations under the Initial Advisory Agreement to the Advisor, and the Advisor wishes to assume all of such rights and obligations of AAA Capital Management, Inc. under the Initial Advisory Agreement; and
          WHEREAS, CMF, the Partnership and the Advisor wish to enter into this Agreement in order to set forth the terms and conditions upon which the Advisor will (i) render and implement advisory services in connection with the conduct by the Partnership of its commodity trading activities during the term of this Agreement and (ii) assume the rights and obligations of AAA Capital Management, Inc. under the Initial Advisory Agreement;
          NOW, THEREFORE, the parties agree as follows:

          1. DUTIES OF THE ADVISOR. (a) Upon the commencement of trading operations by the Partnership and for the period and on the terms and conditions of this Agreement, the Advisor shall have sole authority and responsibility, as one of the Partnership’s agents and attorneys-in-fact, for directing the investment and reinvestment of the assets and funds of the Partnership allocated to it by the General Partner in commodity interests, including commodity futures contracts, options, swaps and forward contracts. All such trading on behalf of the Partnership shall be in accordance with the trading strategies and trading policies set forth in the Private Placement Memorandum and Disclosure Document dated September 30, 2005, as supplemented (the “Memorandum”), and as such trading policies may be changed from time to time upon receipt by the Advisor of prior written notice of such change and pursuant to the trading strategy selected by CMF to be utilized by the Advisor in managing the Partnership’s assets. CMF has initially selected the Advisor’s Energy Program-Futures and Swaps (the “Program”) to manage the Partnership’s assets allocated to it. Any open positions or other investments at the time of receipt of such notice of a change in trading policy shall not be deemed to violate the changed policy and shall be closed or sold in the ordinary course of trading. The Advisor may not deviate from the trading policies set forth in the Memorandum without the prior written consent of the Partnership given by CMF. The Advisor makes no representation or warranty that the trading to be directed by it for the Partnership will be profitable or will not result in losses.
          (b) CMF acknowledges receipt of the Advisor’s draft Disclosure Document dated March 31, 2006, as filed with the NFA and the CFTC. All trades made by the Advisor for the account of the Partnership, whether directly or indirectly through the Master Fund, shall be made through such commodity broker or brokers as CMF shall direct, and the Advisor shall have no authority or responsibility for selecting or supervising any such broker in connection with the execution, clearance or confirmation of transactions for the Partnership or for the negotiation of brokerage rates charged therefor. However, the Advisor, with the prior written permission (by either original or fax copy) of CMF, may direct all trades in commodity futures and options to a futures commission merchant or independent floor broker it chooses for execution with instructions to give-up the trades to the broker designated by CMF, provided that the futures commission merchant or independent floor broker and any give-up or floor brokerage fees are approved in advance by CMF. All give-up or similar fees relating to the foregoing shall be paid by the Partnership after all parties have executed the relevant give-up agreements (by either original or fax copy).
          (c) The allocation of the Partnership’s assets to the Advisor will be made to the Program. In the event the Advisor wishes to use a trading system or methodology other than or in addition to the system or methodology outlined in the Memorandum in connection with its trading for the Partnership, either in whole or in part, it may not do so unless the Advisor gives CMF prior written notice of its intention to utilize such different trading system or methodology and CMF consents thereto in writing. In addition, the Advisor will provide five days’ prior written notice to CMF of any change in the trading system or methodology to be utilized for the Partnership which the Advisor deems material. If the Advisor deems such change in system or methodology or in markets traded to be material, the changed system or methodology or markets traded will not be utilized for the Partnership without the prior written consent of CMF. In addition, the Advisor will notify CMF of any changes to the trading system or methodology that would require a change in the description of the trading strategy or methods described in the

Memorandum. Further, the Advisor will provide the Partnership with a current list of all commodity interests to be traded for the Partnership’s account and will not trade any additional commodity interests for such account without providing notice thereof to CMF and receiving CMF’s written approval. The Advisor also agrees to provide CMF, on a monthly basis, with a written report of the assets under the Advisor’s management together with all other matters deemed by the Advisor to be material changes to its business not previously reported to CMF.
          (d) The Advisor agrees to make all material disclosures to the Partnership regarding itself and its principals as defined in Part 4 of the CFTC’s regulations (“principals”), partners, shareholders, directors, officers and employees, their trading performance and general trading methods, its customer accounts (but not the identities of or identifying information with respect to its customers) and otherwise as are required in the reasonable judgment of CMF to be made in any filings required by Federal or state law or NFA rule or order. Notwithstanding Sections 1(d) and 4(d) of this Agreement, the Advisor is not required to disclose the actual trading results of proprietary accounts of the Advisor or its principals unless CMF reasonably determines that such disclosure is required in order to fulfill its fiduciary obligations to the Partnership or the reporting, filing or other obligations imposed on it by Federal or state law or NFA rule or order. The Partnership and CMF acknowledge that the trading advice to be provided by the Advisor is a property right belonging to the Advisor and that they will keep all such advice confidential. Further, CMF agrees to treat as confidential any results of proprietary accounts and/or proprietary information with respect to trading systems obtained from the Advisor.
          (e) The Advisor understands and agrees that CMF may designate other trading advisors for the Partnership and apportion or reapportion to such other trading advisors the management of an amount of Net Assets (as defined in Section 3(b) hereof) as it shall determine in its absolute discretion. The designation of other trading advisors and the apportionment or reapportionment of Net Assets to any such trading advisors pursuant to this Section 1 shall neither terminate this Agreement nor modify in any regard the respective rights and obligations of the parties hereunder.
          (f) CMF may, from time to time, in its absolute discretion, select additional trading advisors and reapportion funds among the trading advisors for the Partnership as it deems appropriate. CMF shall use its best efforts to make reapportionments, if any, as of the first day of a month. The Advisor agrees that it may be called upon at any time promptly to liquidate positions in CMF’s sole discretion so that CMF may reallocate the Partnership’s assets, meet margin calls on the Partnership’s account, fund redemptions, or for any other reason, except that CMF will not require the liquidation of specific positions by the Advisor. CMF will use its best efforts to give two days’ prior notice to the Advisor of any reallocations or liquidations.
          (g) The Advisor will not be liable for trading losses in the Partnership’s account including losses caused by errors; provided, however, that (i) the Advisor will be liable to the Partnership with respect to losses incurred due to errors committed or caused by it or any of its principals or employees in communicating improper trading instructions or orders to any broker on behalf of the Partnership and (ii) the Advisor will be liable to the Partnership with respect to losses incurred due to errors committed or caused by any executing broker (other than any CMF affiliate) selected by the Advisor, (it also being understood that CMF, with the assistance of the Advisor, will first attempt to recover such losses from the executing broker).
          2. INDEPENDENCE OF THE ADVISOR. For all purposes herein, the Advisor shall be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Partnership in any way and shall not be deemed an agent, promoter or sponsor of the Partnership, CMF, or any other trading advisor.
          3. COMPENSATION. (a) In consideration of and as compensation for all of the services to be rendered by the Advisor to the Partnership under this Agreement, the Partnership shall (i) pay the Advisor a monthly fee for professional advisory services equal to 1/6 of 1% (2% per year) of the month-end Net Assets of the Partnership allocated to the Advisor; and (ii) allocate to the Advisor an annual Profit Share to its capital account in the Partnership equal to 20% of New Trading Profits (as such term is defined in the Limited Partnership Agreement) earned by the Advisor for the Partnership during each calendar year in the form of Units; provided, that in the event that the Limited Partnership Agreement is amended to provide that the Profit Share allocation shall be made on a quarterly rather than an annual basis, this Section 3(a)(ii) shall be deemed to be amended accordingly.
          (b) “Net Assets” shall have the meaning set forth in Paragraph 7(d)(1) of the Limited Partnership Agreement dated as of March 25, 2002 and without regard to further amendments thereto, provided that in determining the Net Assets of the Partnership on any date, no adjustment shall be made to reflect any distributions, redemptions or Profit Share allocable as of the date of such determination.
          (c) Monthly Advisory fees shall be paid within twenty (20) business days following the end of the period, for which such fee is payable. In the event of the termination of this Agreement as of any date which shall not be the end of a fiscal year or a calendar month, as the case may be, the monthly Advisory fee shall be prorated to the effective date of termination. If, during any month, the Partnership does not conduct business operations or the Advisor is unable to provide the services contemplated herein for more than two successive business days, the monthly Advisory fee shall be prorated by the ratio which the number of business days during which CMF conducted the Partnership’s business operations or utilized the Advisor’s services bears in the month to the total number of business days in such month.
          (d) The provisions of this Paragraph 3 shall survive the termination of this Agreement.
          4. RIGHT TO ENGAGE IN OTHER ACTIVITIES. (a) The services provided by the Advisor hereunder are not to be deemed exclusive. CMF on its own behalf and on behalf of the Partnership acknowledges that, subject to the terms of this Agreement, the Advisor and its officers, directors, employees and shareholder(s), may render advisory, consulting and management services to other clients and accounts. The Advisor and its officers, directors, employees and shareholder(s) shall be free to trade for their own accounts and to advise other investors and manage other commodity accounts during the term of this Agreement and to use the same information, computer programs and trading strategies, programs or formulas which they obtain, produce or utilize in the performance of services to CMF for the Partnership. However, the Advisor represents, warrants and agrees that it believes the rendering of such consulting, advisory and management services to other accounts and entities will not require any material change in the Advisor’s basic trading strategies and will not affect the capacity of the Advisor to continue to render services to CMF for the Partnership of the quality and nature contemplated by this Agreement.
          (b) If, at any time during the term of this Agreement, the Advisor is required to aggregate the Partnership’s commodity positions with the positions of any other person for purposes of applying CFTC- or exchange-imposed speculative position limits, the Advisor agrees that it will promptly notify CMF in writing if the Partnership’s positions are included in an aggregate amount which exceeds the applicable speculative position limit. The Advisor agrees that, if its trading recommendations are altered because of the application of any speculative position limits, it will not modify the trading instructions with respect to the Partnership’s account in such manner as to affect the Partnership substantially disproportionately as compared with the Advisor’s other accounts. The Advisor further represents, warrants and agrees that under no circumstances will it knowingly or deliberately use trading strategies or methods for the Partnership that are inferior to strategies or methods employed for any other client or account and that it will not knowingly or deliberately favor any client or account managed by it over any other client or account in any manner, it being acknowledged, however, that different trading strategies or methods may be utilized for differing sizes of accounts, accounts with different trading policies, accounts experiencing differing inflows or outflows of equity, accounts which commence trading at different times, accounts which have different portfolios or different fiscal years, accounts utilizing different executing brokers and accounts with other differences, and that such differences may cause divergent trading results.
          (c) It is acknowledged that the Advisor and/or its officers, employees, directors and shareholder(s) presently act, and it is agreed that they may continue to act, as advisor for other accounts managed by them, and may continue to receive compensation with respect to services for such accounts in amounts which may be more or less than the amounts received from the Partnership.
          (d) The Advisor agrees that it shall make such information available to CMF respecting the performance of the Partnership’s account as compared to the performance of other accounts managed by the Advisor or its principals as shall be reasonably requested by CMF. The Advisor presently believes and represents that existing speculative position limits will not materially adversely affect its ability to manage the Partnership’s account given the potential size of the Partnership’s account and the Advisor’s and its principals’ current accounts and all proposed accounts for which they have contracted to act as trading manager.
          5. TERM. (a) This Agreement shall continue in effect until June 30, 2006. CMF may, in its sole discretion, renew this Agreement for additional one-year periods upon notice to the Advisor not less than 30 days prior to the expiration of the previous period. At any time during the term of this Agreement, CMF may terminate this Agreement at any month-end upon 30 days’ notice to the Advisor. At any time during the term of this Agreement, CMF may elect to immediately terminate this Agreement upon 30 days’ notice to the Advisor if (i) the Net Asset Value per Unit shall decline as of the close of business on any day to $400 or less; (ii) the

Net Assets allocated to the Advisor (adjusted for redemptions, distributions, withdrawals or reallocations, if any) decline by 50% or more as of the end of a trading day from such Net Assets’ previous highest value; (iii) limited partners owning at least 50% of the outstanding Units shall vote to require CMF to terminate this Agreement; (iv) the Advisor fails to comply with the terms of this Agreement; (v) CMF, in good faith, reasonably determines that the performance of the Advisor has been such that CMF’s fiduciary duties to the Partnership require CMF to terminate this Agreement; or (vi) CMF reasonably believes that the application of speculative position limits will substantially affect the performance of the Partnership. At any time during the term of this Agreement, CMF may elect immediately to terminate this Agreement if (i) the Advisor merges, consolidates with another entity, sells a substantial portion of its assets, or becomes bankrupt or insolvent, (ii) A. Anthony Annunziato dies, becomes incapacitated, leaves the employ of the Advisor, ceases to control the Advisor or is otherwise not managing the trading programs or systems of the Advisor, or (iii) the Advisor’s registration as a commodity trading advisor with the CFTC or its membership in the NFA or any other regulatory authority, is terminated or suspended. This Agreement will immediately terminate upon dissolution of the Partnership or upon cessation of trading prior to dissolution.
          (b) The Advisor may terminate this Agreement by giving not less than 30 days’ notice to CMF (i) in the event that the trading policies of the Partnership as set forth in the Memorandum are changed in such manner that the Advisor reasonably believes will adversely affect the performance of its trading strategies; (ii) after June 30, 2006; or (iii) in the event that the General Partner or Partnership fails to comply with the terms of this Agreement. The Advisor may immediately terminate this Agreement if CMF’s registration as a commodity pool operator or its membership in the NFA is terminated or suspended.
          (c) Except as otherwise provided in this Agreement, any termination of this Agreement in accordance with this Paragraph 5 or Paragraph 1(e) shall be without penalty or liability to any party, except for any fees due to the Advisor pursuant to Section 3 hereof.
          6. INDEMNIFICATION. (a) (i) In any threatened, pending or completed action, suit, or proceeding to which the Advisor was or is a party or is threatened to be made a party arising out of or in connection with this Agreement or the management of the Partnership’s assets by the Advisor or the offering and sale of units in the Partnership, CMF shall, subject to subparagraph (a)(iii) of this Paragraph 6, indemnify and hold harmless the Advisor against any loss, liability, damage, cost, expense (including, without limitation, attorneys’ and accountants’ fees), judgments and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit, or proceeding if the Advisor acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Partnership, and provided that its conduct did not constitute negligence, intentional misconduct, or a breach of its fiduciary obligations to the Partnership as a commodity trading advisor, unless and only to the extent that the court or administrative forum in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Advisor is fairly and reasonably entitled to indemnity for such expenses which such court or administrative forum shall deem proper; and further provided that no indemnification shall be available from the Partnership if such indemnification is prohibited by Section 16 of the Partnership Agreement. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that the Advisor did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Partnership.
     (i) Without limiting sub-paragraph (i) above, to the extent that the Advisor has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraph (i) above, or in defense of any claim, issue or matter therein, CMF shall indemnify it against the expenses (including, without limitation, attorneys’ and accountants’ fees) actually and reasonably incurred by it in connection therewith.
     (ii) Any indemnification under subparagraph (i) above, unless ordered by a court or administrative forum, shall be made by CMF only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that such indemnification is proper in the circumstances because the Advisor has met the applicable standard of conduct set forth in subparagraph (i) above. Such independent legal counsel shall be selected by CMF in a timely manner, subject to the Advisor’s approval, which approval shall not be unreasonably withheld. The Advisor will be deemed to have approved CMF’s selection unless the Advisor notifies CMF in writing, received by CMF within five days of CMF’s telecopying to the Advisor of the notice of CMF’s selection, that the Advisor does not approve the selection.
     (iii) In the event the Advisor is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of, or in connection with, the Partnership’s or CMF’s activities or claimed activities unrelated to the Advisor, CMF shall indemnify, defend and hold harmless the Advisor against any loss, liability, damage, cost or expense (including, without limitation, attorneys’ and accountants’ fees) incurred in connection therewith.
     (iv) As used in this Paragraph 6(a), the term “Advisor” shall include the Advisor, its principals, officers, directors, stockholders and employees and the term “CMF” shall include the Partnership.
          (b) (i) The Advisor agrees to indemnify, defend and hold harmless CMF, the Partnership and their affiliates against any loss, liability, damage, cost or expense (including, without limitation, attorneys’ and accountants’ fees), judgments and amounts paid in settlement actually and reasonably incurred by them (A) as a result of the material breach of any material representations and warranties made by the Advisor in this Agreement, or (B) as a result of the material breach of any material representation, warranty or covenant made by AAA Capital Management, Inc. under the Initial Advisory Agreement, or (C) as a result of any act or omission of the Advisor or AAA Capital Management, Inc. relating to the Partnership if there has been a final judicial or regulatory determination or, in the event of a settlement of any action or proceeding with the prior written consent of the Advisor or AAA Capital Management, Inc., a written opinion of an arbitrator pursuant to Paragraph 14 hereof, to the effect that such acts or omissions violated the terms of this Agreement in any material respect or involved negligence, bad faith, recklessness or intentional misconduct on the part of the Advisor or AAA Capital Management Inc. (except as otherwise provided in Section 1(g)).

     (ii) In the event CMF or the Partnership is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of, or in connection with, the activities or claimed activities of the Advisor, AAA Capital Management Inc. or their principals, officers, directors, shareholder(s) or employees unrelated to CMF’s or the Partnership’s business, the Advisor shall indemnify, defend and hold harmless CMF, the Partnership or any of their affiliates against any loss, liability, damage, cost or expense (including, without limitation, attorneys’ and accountants’ fees) incurred in connection therewith.
          (c) In the event that a person entitled to indemnification under this Paragraph 6 is made a party to an action, suit or proceeding alleging both matters for which indemnification can be made hereunder and matters for which indemnification may not be made hereunder, such person shall be indemnified only for that portion of the loss, liability, damage, cost or expense incurred in such action, suit or proceeding which relates to the matters for which indemnification can be made.
          (d) None of the indemnifications contained in this Paragraph 6 shall be applicable with respect to default judgments, confessions of judgment or settlements entered into by the party claiming indemnification without the prior written consent, which shall not be unreasonably withheld, of the party obligated to indemnify such party.
          (e) The provisions of this Paragraph 6 shall survive the termination of this Agreement.
          7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
          (a) The Advisor represents and warrants that:
     (i) All references to the Advisor and its principals in the Memorandum are accurate in all material respects and as to them the Memorandum does not contain any untrue statement of a material fact or omit to state a material fact which is necessary to make the statements therein not misleading, except that with respect to Table B in the Memorandum, this representation and warranty extends only to the underlying data made available by the Advisor for the preparation thereof and not to any hypothetical or pro forma adjustments.
     (ii) The information with respect to the Advisor set forth in the actual performance tables in the Memorandum is based on all of the customer accounts managed on a discretionary basis by the Advisor’s principals and/or the Advisor during the period covered by such tables and required to be disclosed therein.
     (iii) The Advisor will be acting as a commodity trading advisor with respect to the Partnership and not as a securities investment adviser and is duly registered with the CFTC as a commodity trading advisor, is a member of the NFA, and is in compliance with such other registration and licensing requirements as shall be necessary to enable it to perform its obligations hereunder, and agrees to maintain and renew such registrations and licenses during the term of this Agreement.

     (iv) The Advisor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas and has full limited partnership power and authority to enter into this Agreement and to provide the services required of it hereunder.
     (v) The Advisor will not, by acting as a commodity trading advisor to the Partnership, breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound.
     (vi) This Agreement has been duly and validly authorized, executed and delivered by the Advisor and is a valid and binding agreement enforceable in accordance with its terms.
     (vii) At any time during the term of this Agreement that a memorandum relating to the Units is required to be delivered in connection with the offer and sale thereof, the Advisor agrees upon the request of CMF to provide the Partnership with such information as shall be necessary so that, as to the Advisor and its principals, such memorandum is accurate.
     (viii) In the event that the Advisor forms another commodity pool unrelated to CMF with substantially similar investors, whether or not the Advisor terminates this Agreement or continues trading for the Partnership, the Advisor shall pay to CMF all expenses incurred by CMF and the Partnership in connection with the organization and offering of the Partnership, including but not limited to attorneys’, accountants’ and filing fees, to the extent that CMF has not previously been reimbursed by the Partnership.
          (ix) The Advisor agrees that it shall be responsible for any liability of AAA Capital Management, Inc. that arises under the Initial Advisory Agreement.
          (b) CMF represents and warrants for itself and the Partnership that:
     (i) The Memorandum (as from time to time amended or supplemented, which amendment or supplement is approved by the Advisor as to descriptions of itself and its actual performance) does not contain any untrue statement of a material fact or omit to state a material fact which is necessary to make the statements therein not misleading, except that the foregoing representation does not apply to any statement or omission concerning the Advisor in the Memorandum, made in reliance upon, and in conformity with, information furnished to CMF by or on behalf of the Advisor expressly for use in the Memorandum (it being understood that the hypothetical and pro forma adjustments in Table B were not furnished by the Advisor).
     (ii) It is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full limited liability company power and authority to perform its obligations under this Agreement.
     (iii) CMF and the Partnership have the capacity and authority to enter into this Agreement on behalf of the Partnership.

     (iv) This Agreement has been duly and validly authorized, executed and delivered on CMF’s and the Partnership’s behalf and is a valid and binding agreement of CMF and the Partnership enforceable in accordance with its terms.
     (v) CMF will not, by acting as General Partner to the Partnership and the Partnership will not, breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound which would materially limit or affect the performance of its duties under this Agreement.
     (vi) It is registered as a commodity pool operator and is a member of the NFA, and it will maintain and renew such registration and membership during the term of this Agreement.
     (vii) The Partnership is a limited partnership duly organized and validly existing under the laws of the State of New York and has full limited partnership power and authority to enter into this Agreement and to perform its obligations under this Agreement.
     8. COVENANTS OF THE ADVISOR, CMF AND THE PARTNERSHIP.
     (a) The Advisor agrees as follows:
     (i) In connection with its activities on behalf of the Partnership, the Advisor will comply with all applicable rules and regulations of the CFTC, NFA and/or the commodity exchange on which any particular transaction is executed.
     (ii) The Advisor will promptly notify CMF of the commencement of any material suit, action or proceeding involving it, whether or not any such suit, action or proceeding also involves CMF. The Advisor will provide CMF with copies of any correspondence from or to the CFTC, NFA or any commodity exchange in connection with an investigation or audit of the Advisor’s business activities.
     (iii) In the placement of orders for the Partnership’s account and for the accounts of any other client, the Advisor will utilize a pre-determined, systematic, fair and reasonable order entry system, which shall, on an overall basis, be no less favorable to the Partnership than to any other account managed by the Advisor. The Advisor acknowledges its obligation to review the Partnership’s positions, prices and equity in the account managed by the Advisor daily and within two business days to notify, in writing, the broker and CMF and the Partnership’s brokers of (i) any error committed by the Advisor or its principals or employees; (ii) any trade which the Advisor believes was not executed in accordance with its instructions; and (iii) any discrepancy with a value of $10,000 or more (due to differences in the positions, prices or equity in the account) between its records and the information reported on the account’s daily and monthly broker statements.
     (iv) The Advisor will maintain a net worth of not less than $1,000,000 during the term of this Agreement.

     (v) The Advisor will make no representations, other than those contained in the Memorandum, to investors or prospective investors in the Partnership with respect to the offering and sale of Units in the Partnership without the prior written approval of CMF.
     (b) CMF agrees for itself and the Partnership that:
     (i) CMF and the Partnership will comply with all applicable rules and regulations of the CFTC and/or the commodity exchange on which any particular transaction is executed.
     (ii) CMF will promptly notify the Advisor of the commencement of any material suit, action or proceeding involving it or the Partnership, whether or not such suit, action or proceeding also involves the Advisor.
     (iii) CMF will be responsible for compliance with the USA Patriot Act and related anti-money laundering regulations with respect to the Partnership and its limited partners.
     9. COMPLETE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof.
     10. ASSIGNMENT. This Agreement may not be assigned by any party without the express written consent of the other parties.
     11. AMENDMENT. This Agreement may not be amended except by the written consent of the parties.
     12. NOTICES. All notices, demands or requests required to be made or delivered under this Agreement shall be in writing and delivered personally or by registered or certified mail or expedited courier, return receipt requested, postage prepaid, to the addresses below or to such other addresses as may be designated by the party entitled to receive the same by notice similarly given:

If to CMF:
Citigroup Managed Futures LLC
731 Lexington Avenue
25th Floor
New York, New York 10022
Attention: David J. Vogel
If to the Advisor:
AAA Capital Management Inc.
1300 Post Oak Boulevard
Suite 350
Houston, Texas 77056
Attention: A. Anthony Annunziato
with a copy to:
David R. Allen, Esq.
407 East Main Street
Murfreesboro, TN 37130
     13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     14. ARBITRATION. The parties agree that any dispute or controversy arising out of or relating to this Agreement or the interpretation thereof, shall be settled by arbitration in accordance with the rules, then in effect, of the NFA or, if the NFA shall refuse jurisdiction, then in accordance with the rules, then in effect, of the American Arbitration Association; provided, however, that the power of the arbitrator shall be limited to interpreting this Agreement as written and the arbitrator shall state in writing his reasons for his award. Judgment upon any award made by the arbitrator may be entered in any court of competent jurisdiction.
     15. NO THIRD PARTY BENEFICIARIES. There are no third party beneficiaries to this Agreement

     IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

CITIGROUP MANAGED FUTURES LLC
By	/s/ David J. Vogel
David J. Vogel
President and Director

SALOMON SMITH BARNEY AAA ENERGY FUND L.P. II
By: Citigroup Managed Futures LLC
(General Partner)

By	/s/ David J. Vogel
David J. Vogel
President and Director

AAA CAPITAL MANAGEMENT ADVISORS, LTD.
By: AAA Capital Management, Inc.
     (General Partner)

By	/s/ A. Anthony Annunziato
A. Anthony Annunziato
President

Acknowledged and agreed to by:
AAA CAPITAL MANAGEMENT, INC.

By:	/s/ A. Anthony Annunziato

	Name:	A. Anthony Annunziato
	Title:	President